Getty Images Reports Fourth Quarter and Full Year 2023 Results

New York, NY, March 14, 2024 – Getty Images Holdings, Inc. “Getty Images” or the “Company”) (NYSE: GETY), a preeminent global visual content creator and marketplace, today reported financial results for the fourth quarter and full year ended December 31, 2023.

“In a difficult 2023, Getty Images continued to lay a strong foundation grounded in our core value propositions of helping our customers create at a higher level, saving them time and money and eliminating risk,” said Craig Peters, Chief Executive Officer at Getty Images. “Central to this foundation is Getty Images’ high-quality content and coverage derived from industry-leading talent, committed and long-standing partnerships, exclusive access, extensive research and rare expertise.”

“In 2023, we remained fiscally disciplined, generated healthy levels of free cash flow, and ended the year with a strong balance sheet,” said Jenn Leyden, Chief Financial Officer. “And as we look to 2024, we believe that we are well positioned to return to top line growth while remaining fiscally disciplined to continue to deliver healthy profitability.”

Fourth Quarter 2023 Financial Summary:
•Revenue of $225.9 million declined 2.4% year over year and 4.0% on a currency neutral basis.
◦Creative revenue of $145.8 million, up 0.5% year over year and down 1.0% on a currency neutral basis.
◦Editorial revenue of $75.7 million, down 7.9% year over year and 9.5% on a currency neutral basis, due in large part to the slowdown related to the Hollywood actors and writers strikes.
◦Annual Subscription Revenue as a percentage of total revenue grew to 54.5% up from 50.2% in Q4'22.
•Net Income of $39.1 million, compared to a Net Loss of $23.3 million in Q4'22. Included in these results is a $58.0 million tax benefit related primarily to a valuation release, partially offset by a $3.5 million Loss on Litigation related to previously disclosed warrant litigation and a $20.0 million unrealized loss related to the change in fair value of the Company’s euro term loan. Net Income Margin was 17.3% compared to (10.1%) in Q4'22.
•Adjusted EBITDA* of $72.2 million, down 4.5% year over year and down 6.5% on a currency neutral basis due primarily to the lower revenue. Adjusted EBITDA Margin* was 31.9% compared to 32.6% in Q4'22.
•Adjusted EBITDA less Capex* was $57.0 million, down 8.5% year over year and 10.3% on a currency neutral basis.

Full Year 2023 Financial Summary:
•Revenue of $916.6 million declined 1.0% year over year and 0.5% on a currency neutral basis.
◦Creative revenue of $578.7 million, down 1.1% year over year and down 0.6% on a currency neutral basis.
◦Editorial revenue of $320.6 million, down 1.6% year over year and 1.2% on a currency neutral basis. The year-over-year decline was due primarily to the impact of the two Hollywood strikes.
◦Annual Subscription Revenue as a percentage of total revenue grew to 53.2%, up from 49.0% in 2023.
•Net Income of $19.6 million, compared to a Net Loss of $77.6 million in 2022. Included in these results is a $116.1 million Loss on Litigation related to previously disclosed warrant litigation, partially offset by $60.0 million Recovery of Loss on Litigation from the Company’s D&O insurance policy. The 2022 results included a $160.7 million net loss on fair value adjustment for the warrant liabilities. Net Income Margin was 2.1% compared to Net Loss Margin of 8.4% in 2022.
•Adjusted EBITDA* of $301.4 million, down 1.2% year over year and down 0.4% on a currency neutral basis. Adjusted EBITDA Margin* was a strong 32.9% in both 2023 and 2022. Adjusted EBITDA margin remained steady in 2023 despite topline challenges as a result of Management’s proactive cost actions executed in Q2 and maintained throughout the year – a further demonstration of the Company’s fiscal discipline and ability to maintain profitability.
•Adjusted EBITDA less Capex* was $244.4 million, down 0.5% year over year and up 0.7% on a currency neutral basis.

Liquidity and Balance Sheet:
•Net cash provided by operating activities of $33.7 million in Q4'23, compared to $33.9 million in the prior year period.
•Free cash flow* of $18.6 million in Q4'23, compared to $20.6 million in the prior year period.
•Ending cash balance on December 31, 2023 was $136.6 million, up $38.7 million from the ending balance on December 31, 2022 and $23.1 million from September 30, 2023. We have $150.0 million available through our Revolver, for total available liquidity of $286.6 million.
•Total debt was $1.401 billion, which included $300 million in senior notes and a term loan balance of $1.101 billion, consisting of $637.0 million in USD and $463.6 million in USD equivalent of Euros, converted using exchange rates as of December 31, 2023.

* Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA less capex, and Free Cash Flow are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section below.

Key Performance Indicators (KPIs)7

	Last Twelve Months Ended December 31,
	2023	2022	Y/Y Change
LTM total purchasing customers (thousands)[1]	799	835	(4.3)%
LTM total active annual subscribers (thousands)[2]	236	129	82.9%
LTM paid download volume (millions)[3]	95	95	—%
LTM annual subscriber revenue retention rate[4]	92.4%	100.1%	-770 bps
Image collection (millions)[5]	535	497	7.6%
Video collection (millions) [5]	28	24	16.7%
LTM video attachment rate[6]	14.1%	13.1%	+100 bps
Note: The Key Operating Metrics outlined are the metrics that provide management with the most immediate understanding of the drivers of business performance and our ability to deliver shareholder return, track to financial targets and prioritize customer satisfaction.

Annual subscription - includes all products with a duration of 12 months or longer

1 The count of total customers who made a purchase within the reporting period based on billed revenue.
2 The count of customers who were on an annual subscription product during the reporting period.
3 A count of the number of paid downloads by our customers in the reporting period. Excludes downloads from Editorial Subscriptions, Editorial feeds and certain API structured deals, including bulk unlimited deals. Excludes downloads starting in Q3’22 tied to a two-year deal signed with Amazon in July 2022, as the magnitude of the potential download volume over the deal term could result in significant fluctuations in this metric without corresponding impact to revenue in the same period.
4 This calculates retention of total revenue for customers on an annual subscription product, comparing the customer’s total billed revenue (inclusive of both annual subscription and non-annual subscription products) in the LTM period to the prior LTM period.
5 A count of the total images and videos in our content library as of the reporting date.
6 A measure of the percentage of total paid customer downloaders who are video downloaders.
7The Company launched Unsplash+ during the three months ended December 31, 2022. This new Unsplash subscription is included within these KPI’s from the launch date forward.

Financial Outlook for Full Year 2024
The following tables summarize Getty Images’ fiscal year 2024 guidance:

2024 Guidance
Revenue	$928 million to $947 million
Revenue YoY	1.3% to 3.3%
Revenue YoY, Currency Neutral	1.0% to 3.0%
Adjusted EBITDA	~$298 million
Adjusted EBITDA YoY	~(1.2)%
Adjusted EBITDA YoY, Currency Neutral	~(1.5)%

Webcast & Conference Call Information
The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Thursday, March 14, 2024, to discuss its fourth quarter and full year 2023 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.gettyimages.com/. To access the call through a conference line, dial 1‑877‑407‑0792 (in the U.S.) or 1‑201‑689‑8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for fourteen days following the call. To access the replay, dial 1‑844‑512‑2921 (in the U.S.) or 1‑412‑317‑6671 (international callers). The access code for the replay is 13744352.

About Getty Images
Getty Images (NYSE: GETY) is a preeminent global visual content creator and marketplace that offers a full range of content solutions to meet the needs of any customer around the globe, no matter their size. Through its Getty Images, iStock and Unsplash brands, websites and APIs, Getty Images serves customers in almost every country in the world and is the first-place people turn to discover, purchase and share powerful visual content from the world’s best photographers and videographers. Getty Images works with over 557,000 contributors and more than 320 content partners to deliver this powerful and comprehensive content. Each year Getty Images covers more than 160,000 news, sport and entertainment events providing depth and breadth of coverage that is unmatched. Getty Images maintains one of the largest and best privately-owned photographic archives in the world with millions of images dating back to the beginning of photography.

Through its best-in-class creative library and Custom Content solutions, Getty Images helps customers elevate their creativity and entire end‑to‑end creative process to find the right visual for any need. With the adoption and distribution of generative AI technologies and tools trained on permissioned content and uncapped indemnification and perpetual, worldwide usage rights, Getty Images and iStock customers can use text to image generation to ideate and create commercially safe compelling visuals, further expanding Getty Images capabilities to deliver exactly what customers are looking for.

For company news and announcements, visit our Newsroom.

Forward-Looking Statements
Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this report, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including: our inability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs; our ability to attract new customers and retain and motivate an increase in spending by its existing customers; the user experience of our customers on its websites; the extent to which we are able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by our staff of in-house photographers; the mix of and basis upon which we license our content, including the price-points at, and the license models and purchase options through, which we license our content; the risk that we operate in a highly competitive market; the risk that we are unable to successfully execute our business strategy or effectively manage costs; our inability to effectively manage our growth; our inability to maintain an effective system of internal controls and financial reporting; the risk that we may lose the right to use “Getty Images” trademarks; our inability to evaluate our future prospects and challenges due to evolving markets and customers’ industries; the legal, social and ethical issues relating to the use of new and evolving technologies, such as Artificial Intelligence (“AI”), including statements regarding AI and innovation momentum; the risk that our operations in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks; our inability to adequately adapt our technology systems to ingest and deliver sufficient new content; the risk of technological interruptions or cybersecurity breaches, incidents, and vulnerabilities; the risk that any prolonged strike by, or lockout of, one or more of the unions that provide personnel essential to the production of films or television programs, such as the 2023 strike by the writers’ union and the actors' unions, could further impact our entertainment business; the inability to expand our operations into new products, services and technologies and to increase customer and supplier awareness of new and emerging products and services, including with respect to our AI initiatives; the loss of and inability to attract and retain key personnel that could negatively impact our business growth; the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights; our reliance on third parties; the risks related to our use of independent contractors; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, higher interest rates, devaluation, the impact of recent bank failures on the marketplace and the ability to access credit and significant political or civil disturbances in international markets where we conduct business; the risk that claims, judgements, lawsuits and other proceedings that have been, or may be, instituted against us or our predecessors could adversely affect our business; the inability to maintain the listing of our Class A common stock on the New York Stock Exchange; volatility in our stock price and in the liquidity of the trading market for our Class A common stock; the lingering effect of the COVID-19 pandemic; changes in applicable laws or regulations; the risks associated with evolving corporate governance and public disclosure requirements; the risk of greater than anticipated tax liabilities; the risks associated with the storage and use of personally identifiable information; earnings-related risks such as those associated with late payments, goodwill or other intangible assets; our ability to obtain additional capital on commercially reasonable terms; the risks associated with being an “emerging growth company” and “smaller reporting company” within the meaning of the U. S. securities laws; risks associated with our reliance on information technology in critical areas of our operations; our inability to pay dividends for the foreseeable future; the risks associated with additional issuances of Class A common stock without stockholder approval; costs related to operating as a public company; and other risks and uncertainties identified in “Item 1A. Risk Factors” of our most recently filed Annual Report on Form 10-K. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Press Release are more fully described under the heading “Item 1A. Risk Factors” in our most recently filed Annual Report on Form 10-K. The risks described under the heading “Item 1A. Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

GETTY IMAGES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
REVENUE	$225,940	$231,466	$916,555	$926,244

OPERATING EXPENSE:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	$62,670	$63,938	$250,249	$254,990
Selling, general and administrative expenses	101,586	95,327	402,516	375,582
Depreciation	14,025	12,276	54,374	49,574
Amortization	2,304	7,969	24,069	43,645
Loss on litigation	3,502	1,101	116,051	1,101
Recovery of loss on litigation	—	—	(60,000)	—
Other operating expense (income) – net	1,037	(4,777)	1,624	(681)
Operating expense	185,124	175,834	788,883	724,211
INCOME FROM OPERATIONS	40,816	55,632	127,672	202,033

OTHER EXPENSE, NET:
Interest expense	(32,449)	(28,246)	(126,884)	(117,229)
(Loss) gain on fair value adjustment for swaps and foreign currency exchange contract – net	(2,526)	731	(7,573)	23,508
Unrealized foreign exchange (losses) gain – net	(26,167)	(47,262)	(23,772)	24,643
Loss on extinguishment of debt	—	—	—	(2,693)
Net loss on fair value adjustment for warrant liabilities	—	611	—	(160,728)
Other non-operating income (expense) – net	1,426	357	3,652	(3,051)

Total other expense – net	(59,716)	(73,809)	(154,577)	(235,550)
(LOSS) INCOME BEFORE INCOME TAXES	(18,900)	(18,177)	(26,905)	(33,517)
INCOME TAX BENEFIT (EXPENSE)	57,999	(5,152)	46,482	(44,126)

NET INCOME (LOSS)	39,099	(23,329)	19,577	(77,643)
Less:
Net income (loss) attributable to noncontrolling interest	(10)	(402)	238	(89)
Premium on early redemption of Redeemable Preferred Stock	—	—	—	26,678
Redeemable Preferred Stock dividend	$—	$—	$—	$43,218
NET INCOME (LOSS) ATTRIBUTABLE TO GETTY IMAGES HOLDINGS, INC.	$39,109	$(22,927)	$19,339	$(147,450)

Net income (loss) per share attributable to Class A Getty Images Holdings, Inc. common stockholders:
Basic	$0.10	$(0.06)	$0.05	$(0.53)
Diluted	0.09	(0.06)	0.05	(0.53)

Weighted-average Class A common shares outstanding:
Basic	403,624,218	394,770,652	399,037,805	276,942,660
Diluted	414,566,379	394,770,652	411,495,025	276,942,660

GETTY IMAGES HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value data)

	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$136,623	$97,912
Restricted cash	4,227	4,482
Accounts receivable – net of allowance of $6,526 and $6,460, respectively	138,730	129,603
Prepaid expenses	15,798	15,728
Insurance recovery receivable	48,615	—
Taxes receivable	9,758	11,297
Other current assets	11,253	10,497
Total current assets	365,004	269,519
PROPERTY AND EQUIPMENT – NET	179,378	172,083
RIGHT OF USE ASSETS	41,098	47,231
GOODWILL	1,501,814	1,499,578
IDENTIFIABLE INTANGIBLE ASSETS – NET	403,805	419,548
DEFERRED INCOME TAXES – NET	69,400	8,272
OTHER LONG-TERM ASSETS	41,262	51,952
TOTAL	$2,601,761	$2,468,183
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$102,525	$93,766
Accrued expenses	43,653	49,327
Income taxes payable	11,325	8,031
Litigation reserves	98,149	—
Deferred revenue	176,349	171,371
Total current liabilities	432,001	322,495
LONG-TERM DEBT – NET	1,398,658	1,428,847
LEASE LIABILITIES	39,858	46,218
DEFERRED INCOME TAXES – NET	21,580	37,075
UNCERTAIN TAX POSITIONS	24,772	37,333
OTHER LONG-TERM LIABILITIES	3,462	3,167
Total liabilities	$1,920,331	$1,875,135
Commitments and contingencies (Note 13)
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.0001 par value; 1.0 million shares authorized; no shares issued and outstanding as of December 31, 2023 and December 31, 2022.	$—	—
Class A common stock, $0.0001 par value: 2.0 billion shares authorized; 405.0 million shares issued and outstanding as of December 31, 2023 and 394.8 million shares issued and outstanding as of December 31, 2022	40	39
Class B common stock, $0.0001 par value: 5.1 million shares authorized; no shares issued and no shares outstanding as of December 31, 2023 and December 31, 2022.	—	—
Additional paid-in capital	1,983,276	1,936,324
Accumulated deficit	(1,263,015)	(1,282,354)
Accumulated other comprehensive loss	(87,076)	(108,928)
Total Getty Images Holdings, Inc. stockholders’ equity	$633,225	$545,081
Noncontrolling interest	48,205	47,967
Total stockholders’ equity	681,430	593,048
TOTAL	$2,601,761	$2,468,183

GETTY IMAGES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$19,577	$(77,643)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	54,374	49,574
Amortization	24,069	43,645
Unrealized exchange gains on foreign denominated debt	16,579	(26,636)
Equity-based compensation	37,652	9,292
Non-cash fair value adjustment for common stock warrants	—	160,728
Deferred income taxes – net	(76,624)	15,801
Uncertain tax positions	(12,561)	(5,368)
Non-cash fair value adjustment for swaps and foreign currency exchange contracts	7,573	(22,005)
Amortization of debt issuance costs	3,965	6,096
Non cash operating lease costs	12,173	9,760
Impairment of right of use assets	—	2,563
Loss on extinguishment of debt	—	2,693
Transaction costs allocated to common stock warrants	—	4,262
Non-cash fair value adjustment of contingent consideration	—	(4,039)
Other	4,458	3,428
Changes in assets and liabilities:
Accounts receivable	(11,704)	6,016
Accounts payable	9,799	6,001
Accrued expenses	(6,808)	(14,231)
Insurance recovery receivable	(48,615)	—
Litigation reserves	98,149	—
Lease liabilities, non-current	(13,187)	(11,408)
Income taxes receivable/payable	8,027	(188)
Deferred revenue	4,532	9,140
Other	1,288	(4,364)
Net cash provided by operating activities	132,716	163,117

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(56,999)	(59,291)
Purchase of a minority investment	—	(2,000)
Net cash used in investing activities	(56,999)	(61,291)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(50,400)	(310,400)
Payment of contingent consideration	—	(10,000)
Payment of Redeemable Preferred Stock	—	(614,996)
Cash contributions from business combination	—	864,164
Cash paid for debt issuance costs	(1,137)	—
Proceeds from common stock issuance	15,050	—
Cash paid for settlement of employee taxes related to exercise of equity-based awards	(8,713)	(6,267)
Cash paid for equity issuance costs	(150)	(106,917)
Proceeds from option and warrant exercises	—	313
Redemption of warrants for cash	—	(244)
Net cash used in financing activities	(45,350)	(184,347)

EFFECTS OF EXCHANGE RATE FLUCTUATIONS	8,089	(6,614)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	38,456	(89,135)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - Beginning of period	102,394	191,529
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - End of period	$140,850	$102,394

Non-GAAP Financial Measures

In order to assist investors in understanding the core operating results that our management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Adjusted EBITDA, (2) Adjusted EBITDA Margin, (3) Adjusted EBITDA less capex and (4) Free Cash Flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results. We also evaluate our revenue on an as reported (U.S. GAAP) and currency neutral basis. We believe presenting currency neutral information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided below.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EBITDA less capex

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$39,099	$(23,329)	$19,577	$(77,643)
Add/(less) non-GAAP adjustments:
Depreciation and amortization	$16,329	$20,245	$78,443	$93,219
Loss on litigation, net of recovery[1]	$3,502	$1,101	$56,051	$1,101
Other operating expense (income) – net	$1,037	$(4,777)	$1,624	$(681)
Interest expense	$32,449	$28,246	$126,884	$117,229
Fair value adjustments, foreign exchange and other non-operating expense (income) [2]	$27,267	$46,174	$27,693	$(45,100)
Loss on extinguishment of debt	$—	$—	$—	$2,693
Loss on fair value adjustment for warrant liabilities — net	$—	$(611)	$—	$160,728
Income tax expense	$(57,999)	$5,152	$(46,482)	$44,126
Equity-based compensation expense	$10,467	$3,354	$37,652	$9,292
Adjusted EBITDA	$72,151	$75,555	$301,442	$304,964
Capex	$15,128	$13,257	$56,998	$59,291
Adjusted EBITDA less capex	$57,023	$62,298	$244,444	$245,673
Net income (loss) margin	17.3%	(10.1)%	2.1%	(8.4)%
Adjusted EBITDA Margin	31.9%	32.6%	32.9%	32.9%

1 Beginning in the third quarter 2023 reporting period, the Company reclassified historical legal fees associated with our warrant litigation from “Selling, general and administrative expenses” to “Loss on litigation” within the Condensed Consolidated Statements of Operations. The aggregate amount of these fees reported through June 30, 2023 totaled $7.5 million, with $1.1 million recognized for the three months ended December 31, 2022 and $6.4 million recognized for the six months ended June 30, 2023. This change is classification serves to increase our Adjusted EBITDA by $6.4 million for the year ended December 31, 2023, when compared to classification in prior periods.
2 Fair value adjustments for our swaps and foreign currency exchange contracts, foreign exchange gains (losses) and other insignificant non-operating related expenses (income).

Reconciliation of Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$33.7	$33.9	$132.7	$163.1
Acquisition of property and equipment	$(15.1)	$(13.3)	$(57.0)	$(59.3)
Free Cash Flow	$18.6	$20.6	$75.7	$103.8

OTHER FINANCIAL DATA

Revenue by Product

	Three Months Ended December 31,				increase / (decrease)
(In thousands)	2023	% of revenue	2022	% of revenue	$ change	% change	CN % change
Creative	145,800	64.5%	145,100	62.7%	700	0.5%	(1.0)%
Editorial	75,732	33.5%	82,228	35.5%	(6,496)	(7.9)%	(9.5)%
Other	4,408	2.0%	4,137	1.8%	271	6.6%	5.2%
Total revenue	$225,940	100.0%	$231,465	100.0%	$(5,525)	(2.4)%	(4.0)%
Certain prior year amounts have been reclassified to conform to the current year presentation.

	Twelve Months Ended December 31,				increase / (decrease)
(In thousands)	2023	% of revenue	2022	% of revenue	$ change	% change	CN % change
Creative	578,727	63.1%	585,398	63.2%	(6,671)	(1.1)%	(0.6)%
Editorial	320,643	35.0%	325,779	35.2%	(5,136)	(1.6)%	(1.2)%
Other	17,185	1.9%	15,067	1.6%	2,118	14.1%	14.9%
Total revenue	$916,555	100.0%	$926,244	100.0%	$(9,689)	(1.0)%	(0.5)%
Certain prior year amounts have been reclassified to conform to the current year presentation.
Balance Sheet & Liquidity

($ millions)	December 31, 2023	September 30, 2023	December 31 2022
Cash & Cash Equivalents[1]	136.6	113.5	97.9
Available under Revolving Credit Facility[2]	150.0	150.0	80.0
Liquidity	286.6	263.5	177.9
Term Loans Outstanding - USD Tranche	637.0	639.6	687.4
Term Loans Outstanding - EUR Tranche[3]	463.6	443.6	447.0
Total Balance - Term Loans Outstanding[4]	1,100.6	1,083.2	1,134.4
Senior Notes	300.0	300.0	300.0
1 Excludes restricted cash of $4.2 million as of December 31, 2023, $4.3 million as of September 2023 and $4.5 million as of December 31, 2022.
2 Our new Revolving Credit Facility was effective May, 2023 and matures May, 2028. The prior Revolving Credit Facility was effective February 2019 and was scheduled to mature February 2024 prior to the recent extension.
3 Face Value of Debt is 419M EUR. Converted using the FX spot rate as of December 31, 2023 of 1.11, September 30, 2023 of 1.06 and December 31, 2022 of 1.07.
4 Represents face value of debt, not GAAP carrying value.

Investor Contact:
Getty Images
Steven Kanner
Investorrelations@gettyimages.com
Media Contacts:
Getty Images
Anne Flanagan
Anne.flanagan@gettyimages.com